Exhibit 99.1

Media Release
Peabody Reports Results For Quarter Ended March 31, 2025
Strong First Quarter Results on Favorable Cost Performance & Seaborne Thermal Volumes
Centurion Development Continuing Progress Toward Q1 2026 Longwall Production
Peabody Signs Multi-Year Contract to Provide Coal to Midwestern Generating Stations
ST. LOUIS, May 6, 2025 – Peabody (NYSE: BTU) today reported net income attributable to common stockholders of $34.4 million, or $0.27 per diluted share, for the first quarter of 2025, compared to $39.6 million, or $0.29 per diluted share in the prior year quarter. Peabody had Adjusted EBITDA1 of $144.0 million in the first quarter of 2025 compared to $160.5 million in the prior year quarter.
“Peabody is off to a strong start in 2025, controlling the controllables with solid volumes and great cost management that mitigated impacts of cyclically low seaborne coal prices,” said Peabody President and CEO Jim Grech. “All segments continue to generate favorable Adjusted EBITDA, and our low-cost U.S. operations benefit from both a positive policy backdrop and good supply/demand fundamentals.”
Highlights
•Reported first quarter Adjusted EBITDA of $144 million and generated operating cash flow of $120 million.
•Contained costs successfully with average costs per ton below the guidance levels in Seaborne Thermal and Metallurgical segments, and near the low end of guidance in PRB and Other U.S. Thermal segments.
•Remains on budget and ahead of planned development at the Centurion Mine, with the mine ahead of its target of 500,000 tons of sales in 2025 in advance of longwall production in the first quarter of 2026.
•Signed a seven-year contract to provide seven to eight million tons of coal per year to Associated Electric Cooperative, Inc.
•Participated in the White House event in early April in which President Donald Trump signed executive orders aimed at revitalizing the U.S. coal industry and supporting the expanded operation of coal-fueled generation.
•Declared a $0.075 per share dividend on common stock on May 6, 2025.
1 Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA margin is equal to segment Adjusted EBITDA (excluding insurance recoveries) divided by segment revenue. Revenue per Ton and Adjusted EBITDA Margin per Ton are equal to revenue by segment and Adjusted EBITDA by segment (excluding insurance recoveries), respectively, divided by segment tons sold. Costs per Ton is equal to Revenue per Ton less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton and Adjusted EBITDA Margin per Ton best reflect controllable costs and operating results at the reporting segment level. We consider all measures reported on a per ton basis, as well as Adjusted EBITDA margin, to be operating/statistical measures. Please refer to the tables and related notes herein for a reconciliation of non-GAAP financial measures.

First Quarter Segment Performance

Seaborne Thermal
	Quarter Ended
	Mar.	Dec.	Mar.
	2025	2024	2024
Tons sold (in millions)	4.4	4.2	4.0
Export	2.9	2.8	2.5
Domestic	1.5	1.4	1.5
Revenue per Ton	$60.64	$73.55	$71.24
Export - Avg. Realized Price per Ton	79.39	96.41	99.56
Domestic - Avg. Realized Price per Ton	24.95	25.47	26.33
Costs per Ton	41.37	46.97	47.71
Adjusted EBITDA Margin per Ton	$19.27	$26.58	$23.53
Adjusted EBITDA (in millions)	$84.2	$111.8	$93.8
Seaborne Thermal Adjusted EBITDA totaled $84.2 million for the first quarter on Adjusted EBITDA margins of 32 percent, despite an 18 percent reduction in realized prices from the fourth quarter of 2024. Sales volumes were favorable to both guidance and fourth quarter 2024 results. Costs came in well below company targets and benefited from strong production at the Wilpinjong Mine.

Seaborne Metallurgical
	Quarter Ended
	Mar.	Dec.	Mar.
	2025	2024	2024
Tons sold (in millions)	1.8	2.2	1.4
Revenue per Ton	$125.15	$123.41	$172.60
Costs per Ton	117.66	113.05	138.83
Adjusted EBITDA Margin per Ton	$7.49	$10.36	$33.77
Adjusted EBITDA (in millions)	$13.2	$22.8	$48.3
Seaborne Met Adjusted EBITDA totaled $13.2 million. Costs that came in well below company targets, largely offset the impact of a 9 percent reduction in benchmark pricing from the fourth quarter of 2024. Sales volume of 1.8 million tons came in modestly below targets as the company slowed a return from a longwall move at its Shoal Creek Mine given sluggish market conditions.

Powder River Basin
	Quarter Ended
	Mar.	Dec.	Mar.
	2025	2024	2024
Tons sold (in millions)	19.6	23.0	18.7
Revenue per Ton	$14.02	$13.79	$13.62
Costs per Ton	12.18	11.50	12.74
Adjusted EBITDA Margin per Ton	$1.84	$2.29	$0.88
Adjusted EBITDA (in millions)	$36.3	$52.7	$16.4
Powder River Basin Adjusted EBITDA totaled $36.3 million on Adjusted EBITDA margins of 13 percent. First quarter shipments exceeded expectations due to strong U.S. coal demand and a substantial increase in coal-fueled generation. PRB segment cost performance was near the low end of company targets. With a strong start to U.S. coal consumption in 2025, the company anticipates increased customer demand for the full year.

Other U.S. Thermal
	Quarter Ended
	Mar.	Dec.	Mar.
	2025	2024	2024
Tons sold (in millions)	3.1	3.7	3.2
Revenue per Ton	$54.32	$57.74	$59.75
Costs per Ton	43.71	46.73	45.25
Adjusted EBITDA Margin per Ton	$10.61	$11.01	$14.50
Adjusted EBITDA (in millions)	$32.9	$40.5	$46.5
Other U.S. Thermal Adjusted EBITDA totaled $32.9 million for the quarter on Adjusted EBITDA margins of 20 percent. Sales were modestly below guidance as the company replenished stockpiles following a longwall move at the Twentymile Mine, while costs were on the low end of company targets and down 6 percent from the fourth quarter 2024.
“Peabody’s powerful first quarter results amid challenging markets allowed the company to generate $120 million in operating cash flow and demonstrated the strength of our diversified global coal portfolio,” said Executive Vice President and Chief Financial Officer Mark Spurbeck. “In addition, Peabody’s balance sheet remains excellent, with a cash positive net-debt position, fully funded final reclamation and more than $1 billion in liquidity.”
Centurion Update
Centurion shipped its second delivery of premium hard coking coal during the first quarter and the mine’s development rates exceeded targets by 20 percent. Four continuous miners are in production, and the mine is ahead of its target of 500,000 tons of sales for the full year. Centurion continues to make strong progress toward full scale longwall production in the first quarter of 2026.

Acquisition Update

Peabody announced that it has notified Anglo American Plc of a Material Adverse Change (MAC) impacting Peabody’s planned acquisition of steelmaking coal assets from Anglo. The MAC relates to issues involving the Moranbah North Mine, which remains inactive following what was described as a gas ignition event on March 31, 2025. If the MAC is not resolved to Peabody’s satisfaction in the limited timeframe specified under the companies’ acquisition agreements, Peabody may elect to terminate the agreements.

Outlook

“Looking ahead, the second quarter is typically our lightest for demand given shoulder season effects on thermal coal demand,” said Mr. Grech. “We are already sold out for planned 2025 production in the Powder River Basin, and metallurgical coal prices have rebounded from their lows in March.”
Second Quarter 2025
Seaborne Thermal
•Volume is expected to be 4.0 million tons, including 2.5 million export tons. 0.8 million export tons are priced at approximately $77 per ton, and 1.0 million tons of Newcastle product and 0.7 million tons of high ash product are unpriced. Costs are anticipated to be $45-$50 per ton.
Seaborne Metallurgical
•Volume is anticipated to be 2.2 million tons and is expected to achieve 70 to 75 percent of the premium hard coking coal price index. Costs are anticipated to be $120-$130 per ton.
U.S. Thermal
•PRB volume is expected to be 19 million tons at an average price of $13.80 per ton and costs of approximately $12.50-$13.00 per ton.

•Other U.S. Thermal volume is expected to be 3.3 million tons at an average price of $52.00 per ton and costs of approximately $41-$45 per ton.
Today’s earnings call is scheduled for 10 a.m. CT and can be accessed via the company’s website at PeabodyEnergy.com.
Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future. For further information, visit PeabodyEnergy.com.
Contact:
Vic Svec
ir@peabodyenergy.com

Guidance Targets (Excluding Contributions from Planned Acquisition)

Segment Performance
	2025 Full Year
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	14.2 - 15.2	9.1	$48.14	$47.00 - $52.00
Seaborne Thermal (Export)	8.8 - 9.8	3.7	$78.85	NA
Seaborne Thermal (Domestic)	5.4	5.4	$27.10	NA
Seaborne Metallurgical	8.0 - 9.0	2.5	$121.00	$120.00 - 130.00
PRB U.S. Thermal	76 - 78	77	$13.85	$12.00 - $12.75
Other U.S. Thermal	13.4 -14.4	13.6	$52.00	$43.00 - $47.00

Other Annual Financial Metrics ($ in millions)
	2025 Full Year
SG&A	$95
Total Capital Expenditures	$450
Major Project Capital Expenditures	$280
Sustaining Capital Expenditures	$170
ARO Cash Spend	$50

Supplemental Information

Seaborne Thermal	~52% of unpriced export volumes are expected to price on average at Globalcoal “NEWC” levels and ~48% are expected to have a higher ash content and price at 80-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at 70-75% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at March 31, 2025. Weighted average quality for the PRB segment 2025 volume is approximately 8,695 BTU.
Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

Condensed Consolidated Statements of Operations (Unaudited)
For the Quarters Ended Mar. 31, 2025, Dec. 31, 2024 and Mar. 31, 2024

(In Millions, Except Per Share Data)
	Quarter Ended
	Mar.	Dec.	Mar.
	2025	2024	2024

Tons Sold	28.9	33.1	27.4

Revenue	$937.0	$1,123.1	$983.6
Operating Costs and Expenses (1)	770.2	957.0	814.2
Depreciation, Depletion and Amortization	92.1	95.6	79.8
Asset Retirement Obligation Expenses	13.6	10.2	12.9
Selling and Administrative Expenses	23.6	26.3	22.0
Restructuring Charges	1.7	2.3	0.1
Transaction Costs Related to Business Combinations	2.4	10.3	—
Other Operating (Income) Loss:
Net Gain on Disposals	(5.2)	(0.1)	(2.1)
Provision for NARM Loss	—	—	1.8
Loss (Income) from Equity Affiliates	6.7	(18.6)	3.7
Operating Profit	31.9	40.1	51.2
Interest Expense, Net of Capitalized Interest	11.5	11.8	14.7
Interest Income	(15.4)	(17.3)	(19.2)
Net Periodic Benefit Credit, Excluding Service Cost	(7.4)	(10.2)	(10.1)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	—	(6.1)	—
Income from Continuing Operations Before Income Taxes	43.2	61.9	65.8
Income Tax Provision	4.9	23.6	20.1
Income from Continuing Operations, Net of Income Taxes	38.3	38.3	45.7
Loss from Discontinued Operations, Net of Income Taxes	(0.3)	(0.5)	(0.7)
Net Income	38.0	37.8	45.0
Less: Net Income Attributable to Noncontrolling Interests	3.6	7.2	5.4
Net Income Attributable to Common Stockholders	$34.4	$30.6	$39.6

Adjusted EBITDA (2)	$144.0	$176.7	$160.5

Diluted EPS - Income from Continuing Operations (3)(4)	$0.27	$0.25	$0.30

Diluted EPS - Net Income Attributable to Common Stockholders (3)	$0.27	$0.25	$0.29

(1)	Excludes items shown separately.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(3)	Weighted average diluted shares outstanding were 138.7 million, 138.4 million and 144.9 million during the quarters ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(4)	Reflects income from continuing operations, net of income taxes less net income attributable to noncontrolling interests.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Balance Sheets
As of Mar. 31, 2025 and Dec. 31, 2024

(Dollars In Millions)
	(Unaudited)
	Mar. 31, 2025	Dec. 31, 2024
Cash and Cash Equivalents	$696.5	$700.4
Accounts Receivable, Net	277.7	359.3
Inventories, Net	418.0	393.4
Other Current Assets	280.2	327.6
Total Current Assets	1,672.4	1,780.7
Property, Plant, Equipment and Mine Development, Net	3,058.0	3,081.5
Operating Lease Right-of-Use Assets	84.1	119.3
Restricted Cash and Collateral	815.3	809.8
Investments and Other Assets	153.9	162.4
Total Assets	$5,783.7	$5,953.7

Current Portion of Long-Term Debt	$16.0	$15.8
Accounts Payable and Accrued Expenses	691.6	811.7
Total Current Liabilities	707.6	827.5
Long-Term Debt, Less Current Portion	331.2	332.3
Deferred Income Taxes	37.0	40.9
Asset Retirement Obligations, Less Current Portion	669.6	667.8
Accrued Postretirement Benefit Costs	119.2	120.4
Operating Lease Liabilities, Less Current Portion	54.9	86.7
Other Noncurrent Liabilities	149.1	169.3
Total Liabilities	2,068.6	2,244.9

Common Stock	1.9	1.9
Additional Paid-in Capital	3,993.4	3,990.5
Treasury Stock	(1,927.3)	(1,926.5)
Retained Earnings	1,470.9	1,445.8
Accumulated Other Comprehensive Income	129.0	138.8
Peabody Energy Corporation Stockholders' Equity	3,667.9	3,650.5
Noncontrolling Interests	47.2	58.3
Total Stockholders' Equity	3,715.1	3,708.8
Total Liabilities and Stockholders' Equity	$5,783.7	$5,953.7

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Quarters Ended Mar. 31, 2025, Dec. 31, 2024 and Mar. 31, 2024

(Dollars In Millions)
	Quarter Ended
	Mar.	Dec.	Mar
	2025	2024	2024
Cash Flows From Operating Activities
Net Cash Provided By Continuing Operations	$120.5	$121.4	$120.3
Net Cash Used in Discontinued Operations	(0.6)	(1.6)	(1.3)
Net Cash Provided By Operating Activities	119.9	119.8	119.0
Cash Flows From Investing Activities
Additions to Property, Plant, Equipment and Mine Development	(70.4)	(135.6)	(61.4)
Changes in Accrued Expenses Related to Capital Expenditures	(38.6)	5.3	(6.8)
Deposit Associated with Planned Acquisition	—	(75.0)	—
Proceeds from Disposal of Assets, Net of Receivables	7.2	1.0	2.4
Contributions to Joint Ventures	(138.3)	(177.9)	(202.8)
Distributions from Joint Ventures	150.8	167.4	193.2
Other, Net	(0.3)	6.3	0.2
Net Cash Used In Investing Activities	(89.6)	(208.5)	(75.2)
Cash Flows From Financing Activities
Proceeds from Loan Note Related to Planned Acquisition	—	9.3	—
Repayments of Long-Term Debt	(2.8)	(3.2)	(2.2)
Payment of Debt Issuance and Other Deferred Financing Costs	(1.7)	(0.9)	(10.8)
Common Stock Repurchases	—	—	(83.1)
Excise Taxes Paid Related to Common Stock Repurchases	—	(3.3)	—
Repurchase of Employee Common Stock Relinquished for Tax Withholding	(0.8)	—	(3.4)
Dividends Paid	(9.1)	(9.1)	(9.7)
Distributions to Noncontrolling Interests	(14.7)	—	(18.5)
Net Cash Used In Financing Activities	(29.1)	(7.2)	(127.7)
Net Change in Cash, Cash Equivalents and Restricted Cash	1.2	(95.9)	(83.9)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,382.6	1,478.5	1,650.2
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,383.8	$1,382.6	$1,566.3

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Reconciliation of Non-GAAP Financial Measures (Unaudited)
For the Quarters Ended Mar. 31, 2025, Dec. 31, 2024 and Mar. 31, 2024

(Dollars In Millions)
Note: Management believes that non-GAAP measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Quarter Ended
	Mar.	Dec.	Mar.
	2025	2024	2024

Income from Continuing Operations, Net of Income Taxes	$38.3	$38.3	$45.7
Depreciation, Depletion and Amortization	92.1	95.6	79.8
Asset Retirement Obligation Expenses	13.6	10.2	12.9
Restructuring Charges	1.7	2.3	0.1
Transaction Costs Related to Business Combinations	2.4	10.3	—
Provision for NARM Loss	—	—	1.8
Changes in Amortization of Basis Difference Related to Equity Affiliates	(0.6)	(0.7)	(0.4)
Interest Expense, Net of Capitalized Interest	11.5	11.8	14.7
Interest Income	(15.4)	(17.3)	(19.2)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	—	(6.1)	—
Unrealized (Gains) Losses on Foreign Currency Option Contracts	(4.3)	9.4	5.7
Take-or-Pay Contract-Based Intangible Recognition	(0.2)	(0.7)	(0.7)
Income Tax Provision	4.9	23.6	20.1
Adjusted EBITDA (1)	$144.0	$176.7	$160.5

Operating Costs and Expenses	$770.2	$957.0	$814.2
Unrealized Gains (Losses) on Foreign Currency Option Contracts	4.3	(9.4)	(5.7)
Take-or-Pay Contract-Based Intangible Recognition	0.2	0.7	0.7
Net Periodic Benefit Credit, Excluding Service Cost	(7.4)	(10.2)	(10.1)
Total Segment Costs (2)	$767.3	$938.1	$799.1

(1)	Adjusted EBITDA is defined as income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by the chief operating decision maker as the primary financial metric to measure each of our segment's operating performance against expected results and to allocate resources, including capital investment in mining operations and potential expansions.
(2)	Total Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance, as displayed in the reconciliation above. Total Segment Costs is used by management as a component of a metric to measure each of our segment's operating performance.
This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Supplemental Financial Data (Unaudited)
For the Quarters Ended Mar. 31, 2025, Dec. 31, 2024 and Mar. 31, 2024

	Quarter Ended
	Mar.	Dec.	Mar.
	2025	2024	2024

Revenue Summary (In Millions)
Seaborne Thermal	$265.1	$309.3	$283.9
Seaborne Metallurgical	220.1	271.8	247.0

Powder River Basin	275.6	317.5	254.1
Other U.S. Thermal	168.7	212.3	191.6
Total U.S. Thermal	444.3	529.8	445.7
Corporate and Other	7.5	12.2	7.0
Total	$937.0	$1,123.1	$983.6

Total Segment Costs Summary (In Millions) (1)
Seaborne Thermal	$180.9	$197.5	$190.1
Seaborne Metallurgical	206.9	249.0	198.7

Powder River Basin	239.3	264.8	237.7
Other U.S. Thermal	135.8	171.8	145.1
Total U.S. Thermal	375.1	436.6	382.8
Corporate and Other	4.4	55.0	27.5
Total	$767.3	$938.1	$799.1

Other Supplemental Financial Data (In Millions)
Adjusted EBITDA - Seaborne Thermal	$84.2	$111.8	$93.8
Adjusted EBITDA - Seaborne Metallurgical	13.2	22.8	48.3

Adjusted EBITDA - Powder River Basin	36.3	52.7	16.4
Adjusted EBITDA - Other U.S. Thermal	32.9	40.5	46.5
Adjusted EBITDA - Total U.S. Thermal	69.2	93.2	62.9
Middlemount	(6.9)	10.2	(0.8)
Resource Management Results (2)	5.5	2.7	4.4
Selling and Administrative Expenses	(23.6)	(26.3)	(22.0)
Other Operating Costs, Net (3)	2.4	(37.7)	(26.1)
Adjusted EBITDA (1)	$144.0	$176.7	$160.5

(1)	Total Segment Costs and Adjusted EBITDA are non-GAAP financial measures. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(2)	Includes gains (losses) on certain surplus coal reserve, coal resource and surface land sales and property management costs and revenue.
(3)	Includes trading and brokerage activities, costs associated with post-mining activities, gains (losses) on certain asset disposals, minimum charges on certain transportation-related contracts, results from the Company’s equity method investment in renewable energy joint ventures, cost associated with suspended operations including the Centurion Mine, the impact of foreign currency remeasurement and expenses related to the Company’s other commercial activities.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of the Company’s operating plans, market conditions for the Company’s products, reclamation obligations, financial outlook, potential acquisitions and strategic investments, and liquidity requirements. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024 and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.